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                                                                    EXHIBIT 23.1

                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

January 14, 1999

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of The Chase Manhattan Corporation (the "Corporation") of our report dated January 20, 1998 which appears on page 45 of the 1997 Annual Report to Stockholders of the Corporation which is incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PRICEWATERHOUSECOOPERS LLP
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                                                PricewaterhouseCoopers LLP